UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

FuelCell Energy, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This filing consists of the following communications from FuelCell Energy, Inc. (the “Company”) relating to the Company’s Annual Meeting of Stockholders to be held on May 22, 2023. This filing should be read in conjunction with the Definitive Proxy Statement filed by the Company with the Securities and Exchange Commission on February 17, 2023 as well as the additional and supplemental materials filed thereafter.

Below is a copy of the information posted on the Company’s Reddit page, https://www.reddit.com/r/FCEL/comments/13j5ayd/fuelcell_energy_urges_all_stockholders_to_vote/, on May 16, 2023:

Below is a copy of the information posted on the Company’s Stocktwits page, https://stocktwits.com/FCEL_Corporate/message/528059130 on May 16, 2023: